SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 2, 2005
BUTLER INTERNATIONAL, INC.
(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)
Registrant’s telephone number, including area code: (201) 573-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 4.01 Change in Registrant’s Certifying Accountant
SIGNATURE

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
     On November 2, 2005, Butler International, Inc. (“Butler”) retained Grant Thornton LLP as its independent registered public accounting firm, effective immediately. Grant Thornton LLP replaces Deloitte & Touche LLP, who resigned on September 8, 2005. The resignation of Deloitte & Touche LLP was reported on Butler’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2005. The decision to retain Grant Thornton LLP was made by the Audit Committee of Butler’s Board of Directors.
     During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period preceding the date of the appointment of Grant Thornton LLP: (1) Butler did not consult with Grant Thornton LLP regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Butler’s financial statements; and (2) Butler did not consult with Grant Thornton LLP regarding any matter that was either the subject of a “disagreement” (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005	BUTLER INTERNATIONAL, INC.
	By:	/s/ Thomas J. Considine, Jr.
Thomas J. Considine, Jr.
Senior Vice President – Finance and Chief Financial Officer

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